Exhibit 21.01
SUBSIDIARIES OF CHOICE HOTELS INTERNATIONAL, INC.

Choice Hotels International, Inc., a Delaware corporation, had the domestic and international subsidiaries shown below as of December 31, 2013. Certain U.S. subsidiaries are not named because they were not significant in the aggregate. Choice Hotels International, Inc. has no parent.
Name of Subsidiary                                Jurisdiction of Organization
AF Holding Subsidiary Corporation                            Delaware
Brentwood Boulevard Hotel Development, LLC                        Delaware
CHH VM 2010 LLC                                    Delaware
CHI International GP1 LLC                                Delaware
CHI International GP2 LLC                                Delaware
Choice International Hospitality Services, Inc.                        Delaware
Choice Hospitality (India) Pvt. Ltd.                                India
Choice Hotels Australasia Pty. Ltd.                                Australia
Choice Hotels Canada, Inc.                                Canada
Choice Hotels de Mexico de R.L. de C.V.                            Mexico
Choice Hotels International Licensing ULC                            Canada
Choice Hotels Franchise GmbH                                Germany
Choice Hotels France S.A.S.                                France
Choice Hotels International Holding Company C.V.                        Netherlands
Choice Hotels International Licensing ULC                            Canada
Choice Hotels International Services Corp.                            Delaware
Choice Hotels Licensing Co. B.V.                                Netherlands
Choice Hotels Netherlands Antilles N.V.                            Curacao
CS at Ninth LLC                                        Delaware
CS NYC Member LLC                                    Delaware
CS Rockland LLC                                    Delaware
CS White Plains LLC                                    Delaware
CS WO LLC                                        Delaware
CSES LLC                                        Delaware
Dry Pocket Road Hotel Development, LLC                            Delaware
International CH Holding Company C.V.                            Netherlands
MG CS Member LLC                                    Delaware
ORL CS Member LLC                                    Delaware
Ortel Partners, LLC                                    Delaware
Park Lane Drive Hotel Development, LLC                            Delaware

Quality Hotels Limited                                     United Kingdom
Suburban Franchise Holding Company, Inc.                            Georgia
Suburban Franchise Systems, Inc., a Georgia corporation                    Georgia